Exhibit 10.2

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

STANDARD BUSINESS PARK LEASE - MULTI-TENANT

Tenant Specific Terms

THIS LEASE is entered into by and between LANDLORD and TENANT, and is dated for reference purposes only as provided in the following Basic Lease Information. The General Terms of this LEASE, and any exhibits or addenda thereto, are hereby incorporated by this reference and made a material part of this agreement. LANDLORD and TENANT agree as follows:

ARTICLE 1: BASIC LEASE TERMS AND INFORMATION

1.1. Basic Lease Information. In addition to the terms that are defined elsewhere in the Tenant Specific Terms and/or the General Terms (together called the “LEASE”) of this LEASE, the following terms are used and defined in this LEASE as follows:

a.	PROJECT:	Saddleback Business Park I & II

b.	LEASE DATE:	[***]

c.	LANDLORD:	Laguna Cabot Road Business Park, LP
	Address (For Notices):	26072 Merit Circle, Suite 116, Laguna Hills, CA 92653

Fax No. (For Notices):

d.	TENANT:	Sonendo, Inc., a Delaware corporation
	Address (For Notices):	26061 Merit Circle, Suite 102
Laguna Niguel, CA 92677

	PREMISES:	26061 Merit Circle, Suite 102 [***]
Laguna Hills, CA 92653
(located in the city of Mission Viejo)

e. TENANT’S USE: General office for a medical device research and development company, and for no other purposes whatsoever without obtaining the prior written consent from Landlord.

f. PREMISES AREA: The rentable area of the Leased Premises is approximately 16,128 square feet. Unless otherwise provided herein, any statement of square footage set forth in this LEASE, or that may have been used in calculating rental and/or common area maintenance or other expenses payable by TENANT, is only an approximation which LANDLORD and TENANT agree is reasonable, and the rental and any other charges, if any, based thereon are not subject to revision whether or not the actual square footage is more or less.

g. PARKING: TENANT’s share of unreserved parking spaces (“Parking Spaces”) shall not exceed three (3) spaces per 1,000 square feet of Leased Premises area, as further provided in Article 25 of General Terms of this LEASE.

1

h. TERM OF LEASE: This LEASE shall be for a term [***] commencing on the Commencement Date and expiring on the Expiration Date.

i.	COMMENCEMENT DATE:	[***]

j.	EXPIRATION DATE:	March 31, 2025

k.	SECURITY DEPOSIT:	$25,850.08

l.	MONTHLY BASE RENT:
	June 1,2020 - May 31,2021:	$23,224.32 per Month
	June 1,2021 - May 31,2022:	$24,030.72 per Month
	June 1, 2022 - May 31, 2023:	$24,837.12 per Month
	June 1, 2023 - May 31, 2024:	$25,643.52 per Month
	June 1, 2024 - March 31, 2025	$26,449.92 per Month
m.	CAM CHARGE:	$2,419.20 per Month

n.	NAME OF GUARANTOR(S):	None.

o.	REPRESENTATION:
	Landlord’s Broker:	Davis Property Management, Inc.
	Tenant’s Broker:	(CalBRE #02051452) CBRE, Scott Kenny and Carter Haslam
(CalDRE #01330187 and CalDRE #01953674)

ARTICLE 2: OTHER TERMS AND 176CONDITIONS

2.1.	OPTION TO RENEW.	See Addendum

2.2.	OPTION TO TERMINATE.	N/A

2.3.	TENANT IMPROVEMENTS.	See Exhibit C.

2.4.	FREE RENT.	N/A

ARTICLE 3: ATTACHMENTS AND EXHIBITS

3.1. ADDENDUM. Additional sections of this Lease numbered 1 through 4 is attached hereto and made a part hereof.

3.2. EXHIBITS. The following exhibits are attached hereto and made a part hereof.

Exhibit A	Site Plan
Exhibit B	Addendum
Exhibit C	Tenant Improvement Diagram or Description
Exhibit D	Rules and Regulations
Exhibit E	Sign Regulations
Exhibit F	Floor Plan Property
Exhibit G	Agency Disclosure

STANDARD BUSINESS PARK LEASE - MULTI-TENANT

General Terms

Saddleback Business Park I & II

ARTICLE 1: BASIC LEASE INFORMATION

1.1 The Tenant Specific Terms set forth on pages preceding these General Terms are incorporated by this reference, as if herein set forth in their entirety.

1.2 Defined Terms.

Term		Section(s)
Accessibility; ADA	General Terms	3.2
Additional Rent	General Terms	26.5
Applicable Requirements	General Terms	6
Assign	General Terms	8.1(a)
Base Rent	General Terms	4.1
Breach	General Terms	24.1
CAM Charge	General Terms	4.4
Commencement Date	Tenant Specific Terms	1.1(K)
Common Areas	General Terms	10
Default	General Terms	24.1
Early Entry Date	General Terms	3.2
Event of Default	General Terms	24.1
Expiration Date	Tenant Specific Terms	1.1(l)
Hazardous Substance	General Terms	7.2
Inducement Provisions	General Terms	24.6
Landlord	Tenant Specific Terms	1.1(c)
Landlord’s Notice	General Terms	8.1(d)
Lease	Tenant Specific Terms	1.1
Lease Date	Tenant Specific Terms	1.1(b)
Leased Premises	Tenant Specific Terms	1.1(e, f),
Lender(s)	General Terms	7.2(e)
Non-disturbance Agreement	General Terms	18.3
Notice Date	General Terms	17(a)
Nuisance	General Terms	6
Permitted Size Vehicles	General Terms	25
Premises	Tenant Specific Terms	1.1(e, f),
Prevailing Party	General Terms	24.5
Project	Tenant Specific Terms	1.1(a)
Relocated Premises	General Terms	26.24
Reportable Use	General Terms	7.2
Security Device	General Terms	18.1
Tenant	Tenant Specific Terms	1.1(d)
Term	Tenant Specific Terms	1.1(j)
Termination Date	General Terms	16
Worth at the Time of Award	General Terms	24.4

ARTICLE 2: AGREEMENT

LANDLORD leases the premises (sometimes herein called the “premises” or the “Leased Premises”), part of a larger Building, to TENANT, and TENANT leases the Leased Premises from LANDLORD, according to this LEASE. The duration of this LEASE will be the term. Except as otherwise provided herein, the term will commence on the Commencement Date and will expire on the Expiration Date, as those terms are defined in Section 1.1 of the Tenant Specific Terms.

ARTICLE 3: DELIVERY OF PREMISES

3.1 Delivery of Possession. Acceptance of Leased Premises. LANDLORD will be deemed to have delivered possession of the Leased Premises to TENANT on the Commencement Date, as it may be adjusted by mutual agreement. LANDLORD will construct or install in the Leased Premises the improvements to be constructed or installed by LANDLORD according to the Tenant Improvement Diagram, if any. If no Tenant Improvement Diagram is attached to this LEASE, it will be deemed that LANDLORD delivered to TENANT possession of the Leased Premises “as is,” in its then present condition on the Commencement Date. TENANT acknowledges that neither LANDLORD nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Leased Premises for the conduct of TENANT’s business or for any other purpose, nor has LANDLORD or its agents or employees agreed to undertake any alterations or construct any TENANT improvements to the Leased Premises except as expressly provided in this LEASE and the Tenant Improvement Diagram. TENANT hereby acknowledges: (i) that TENANT has been advised to satisfy itself with respect to all aspects of the nature, extent, appropriateness and condition of the Leased Premises (including but not limited to the electrical and fire systems, security, environmental aspects, seismic and earthquake requirements, and in compliance with all Applicable Requirements (as that term is defined hereinbelow) and the present and future suitability of the Leased Premises for TENANT’s intended or contemplated uses; (b) that TENANT has consulted with such professionals and made such investigation as TENANT and/or its independent advisors have deemed to be necessary or appropriate with respect to such matters, that TENANT is satisfied with respect thereto, and that TENANT assumes all responsibility therefore as the same relate to TENANT’s occupancy of the Leased Premises and/or the terms of the LEASE; and (c) that neither LANDLORD, nor any of LANDLORD’s employees, attorneys, agents or representatives, has made any oral or written representations or warranties with respect to said matters or to the Leased Premises, except to the extent that is otherwise expressly set forth in this LEASE.

3.2 Accessibility; Americans with Disabilities Act. (a) The Premises have not undergone an inspection by a Certified Access Specialist (CASp); (b) Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Tenant’s specific use of the Premises, Landlord makes no warranty or representation as to whether or not the Premises, the Building, or the Project comply with ADA or any similar legislation. In the event that Tenant’s use of the Premises requires modifications or additions to the Premises, the Building or the Project in order to be in ADA compliance, Tenant agrees to make any such necessary modifications and/or additions at Tenant’s expense..

3.3 Early Entry. If TENANT is permitted entry to the Leased Premises prior to the Commencement Date for the purpose of installing fixtures or any other purpose permitted by LANDLORD, the early entry will be at TENANT’s sole risk and subject to all the terms and provisions of this LEASE as though the Commencement Date had occurred, except for the payment of rent, which will commence on the Commencement Date. TENANT, its agents, or employees will not interfere with or delay LANDLORD’s completion of construction of the improvements. All rights of TENANT under this Section 3.2 will be subject to the requirements of all applicable building codes, zoning requirements, and federal, state, and local laws, rules, regulations and other Applicable Requirements, and shall be exercised solely in a manner which does not interfere with or delay LANDLORD’s compliance with any Applicable Requirements, including the obtaining of a certificate of occupancy for the Leased Premises. LANDLORD retains the absolute right, in Landlord’s sole discretion, to impose additional conditions on TENANT’s early entry which LANDLORD, in its sole discretion, deems appropriate. TENANT agrees, as conditions of such early entry: (i) to indemnify and to hold LANDLORD free and harmless from any claims, damages or losses arising out of such early entry into possession, and (ii) to deliver to LANDLORD written proof of TENANT’s full compliance with the insurance provisions of this LEASE. LANDLORD may require that TENANT execute an early entry agreement confirming other conditions of early entry prior to the date of TENANT’s early entry (the “Early Entry Date”), or to refuse or terminate any right of early entry at any time. Notwithstanding any grant by LANDLORD to TENANT of permission to receive early entry to the Leased Premises: (a) such permission shall not be deemed permission to make any use of any other portions of the project or common areas without the prior written consent of LANDLORD to such use; and (b) LANDLORD shall not have any obligations to maintain, repair or alter the Leased Premises, nor have any liability respecting the condition of the Leased Premises during such early entry period, except and unless specifically provided by written agreement hereafter made with respect to any early entry period. If TENANT commences to use the Leased Premises for its proposed use prior to the Commencement Date, then rent shall be paid on a prorata basis during such period of use. TENANT shall transfer the electrical utility into its responsibility prior to any early entry into the Leased Premises.

3.4 Delay In Possession. If for any reason LANDLORD cannot deliver possession of the Leased Premises to TENANT by the Early Entry Date, if one is agreed upon as provided specified in Section 3.2, or if no Early Entry Date is agreed upon, by the Commencement Date, LANDLORD shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of TENANT hereunder, or extend the term hereof; but in such case, and provided that such delay is not caused by the acts, changes or omissions of TENANT, TENANT shall not, except as otherwise provided herein, be obligated to pay rent or perform any other obligation of TENANT under the terms of this Lease until LANDLORD delivers possession of the Leased Premises to TENANT.

ARTICLE 4: MONTHLY RENT

4.1 Payment. Throughout the term of this LEASE, TENANT will pay monthly rent (sometimes referred to herein as “Base Rent”) to LANDLORD as rent for the Leased Premises. Monthly rent will be paid in advance on or before the first day of each calendar month of the term. If the term commences on a day other than the first day of a calendar month, then the prorated monthly rent for such month will be paid on or before the first day of the term. Rent for any such period during the term which is for less than one month shall be prorated based upon a thirty-day month. Monthly rent will be paid to LANDLORD, without written notice or demand, and without deduction or offset, in lawful money of the United States of America at LANDLORD’s address, or to such other address as LANDLORD may from time to time designate in writing.

4.2 Checks Drawn on Insufficient Funds. The parties recognize and agree that, in the event that TENANT presents payment(s) to LANDLORD in the form of check(s) which are drawn against insufficient funds, additional administrative expenses, disruption of cash-flow, and other damage result to LANDLORD in amounts which are extremely difficult or impossible to measure accurately as of the time of execution of this LEASE. TENANT therefore agrees that if TENANT presents, tenders, or causes the presentation or tender to LANDLORD of check(s) or other forms of payment of any sums due under this LEASE which are dishonored for any reason when presented for payment by the financial institution upon which such instruments are drawn, then, in addition to any other rights or remedies which LANDLORD may have hereunder or under any Applicable Requirements, TENANT shall pay to LANDLORD, as liquidated damages, for each such check or other instrument, a returned check fee in the amount of Fifty ($50.00) Dollars. In addition, in the event that a check or other payment instrument is tendered as payment of rent or other sum due under this LEASE and such check or other instrument is drawn against insufficient funds or is otherwise not immediately honored when presented for payment by the financial institution upon which such instrument is drawn, then rental payments then and thereafter due under the LEASE shall automatically, without further demand by the LANDLORD, become payable only by way of certified or cashier’s check.

4.3 Late Payments; Additional Remedies for Late Payments. TENANT acknowledges that the late payment of rent to LANDLORD will cause LANDLORD to incur costs not contemplated by this LEASE, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on LANDLORD by the terms of any mortgage or trust deed covering the project. Accordingly, if any installment of rent, or any other sum due from TENANT shall not be received by LANDLORD or LANDLORD’s designee when due, then, without any requirement of notice to the TENANT, TENANT shall pay to LANDLORD a late charge equal to six percent (6.0%) of such overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs LANDLORD will incur by reason of such late payment by TENANT. Acceptance of such late charge by LANDLORD shall in no event constitute a waiver of TENANT’s default with respect to such overdue amount, nor prevent LANDLORD from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of monthly rent, then notwithstanding any provision of this LEASE to the contrary, monthly rent shall, at LANDLORD’s option, become due and payable quarterly in advance.

4.4 CAM Charge. In addition to paying the Base Rent set forth in Section 1.1m. of the Tenant Specific Terms, as further described in Section 4.1. of the General Terms, and such other sums as TENANT is obligated to pay under the Lease, TENANT shall pay as additional rent, in the same manner as and not later than concurrently with each payment of the monthly Base Rent due under the Lease, a monthly fixed charge (the “CAM Charge”) as set forth in Section 1.1n of the Tenant Specific Terms related to (but not necessarily equal to) to TENANT’s approximate share of certain of the expenses of operation, repair, management, maintenance of the Project in which the Leased Premises are located. The Monthly CAM Charge shall be paid to LANDLORD without abatement, deduction, adjustment or offset, and without any requirement of any prior notice or demand. The CAM Charge shall be due for each and every month of the Lease Term, and for such extensions or modifications thereof as may be agreed upon from time to time.

ARTICLE 5: INSURANCE

5.1 LANDLORD’s Insurance. At all times during the term, LANDLORD will carry and maintain in the name of LANDLORD, with loss payable to LANDLORD and to any Lender [as that term is defined in Section 7.2(e) hereinbelow] whose security instruments so require:

(a) Fire and extended coverage insurance covering the project, its equipment, common area furnishings, and leasehold improvements in the Leased Premises to the extent of the TENANT finish allowance (as that term is defined in the TENANT Improvement Diagram, if any);

(b) Bodily injury and property damage insurance; and

(c) Such other insurance as LANDLORD reasonably determines from time to time.

The insurance coverage and amounts in this Section 5.1 will be reasonably determined by LANDLORD, based on coverage carried by owners of comparable buildings in the vicinity of the project. LANDLORD shall not have any obligation to cause or permit TENANT to be named as an additional insured in any insurance policy procured or maintained by LANDLORD in connection with this LEASE, the Leased Premises, or the project. Any liability insurance maintained by LANDLORD with respect to the project or the Leased Premises shall be in addition to and not in lieu of the insurance required to be maintained by TENANT under this LEASE.

5.2 TENANT’s Insurance. At all times during the term, TENANT will carry and maintain, at TENANT’s sole expense, the following insurance, in the amounts specified below or such other amounts as LANDLORD may from time to time reasonably request, with insurance companies and on forms satisfactory to LANDLORD:

(a) A Commercial General Liability policy of insurance protecting TENANT, LANDLORD and any lender(s) whose names have been provided to TENANT in writing (as additional insureds) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Leased Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than Two Million ($2,000,000) Dollars per occurrence with an “Additional Insured-Managers or LANDLORDs of Premises” endorsement and contain the “Amendment of the Pollution Exclusion” endorsement for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this LEASE as an “Insured contract” for the performance of TENANT’s indemnity obligations under this LEASE. The limits of said insurance required by this Lease or as carried by TENANT shall not, however, limit the liability of TENANT nor relieve TENANT of any obligation hereunder. All insurance to be carried by TENANT shall be primary to and not contributory with any similar insurance carried by LANDLORD, whose insurance shall be considered excess insurance only.

(b) Either by separate policy or, at LANDLORD’s option, by endorsement to a policy already carried, maintain insurance coverage on all of TENANT’s personal property, machinery, equipment, stock, inventory, trade fixtures and any alterations and utility installations constructed pursuant to this LEASE and/or owned by TENANT in, on, or about the Leased Premises similar in coverage to that carried by LANDLORD under Section 5.1. Such insurance shall be full replacement cost coverage, on a broad form basis insuring against “all risks of direct physical loss,” with a deductible not to exceed $1,000 per occurrence, and shall include coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the project required to be demolished or removed by reason of the enforcement of any building, zoning, safety, or other Applicable Requirements as the result of a covered loss. The proceeds from any such insurance shall be used by TENANT for the replacement of personal property, machinery, equipment, stock, inventory and the restoration of trade fixtures and any alterations and utility installations required to be covered by such insurance.

(c) A policy or policies in the name of LANDLORD, with loss payable to LANDLORD and any lender(s), insuring the loss of the full rental and other charges payable by TENANT under the LEASE for one year (including any scheduled rental increases). Said insurance may provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Leased Premises, to provide for one full year’s loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any co-insurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income and other sums, if any, otherwise payable by TENANT, for the next 12-month period.

5.3 Forms of Policies. Certificates of insurance, together with copies of the endorsements, when applicable, naming LANDLORD, the property management company and any others specified by LANDLORD as additional insureds, will be delivered to LANDLORD prior to TENANT’s occupancy of the Leased Premises and from time to time at least 10 days prior to the expiration of the term of each such policy. All commercial general liability or comparable policies maintained by TENANT will name LANDLORD and such other persons or firms as LANDLORD specifies from time to time as additional insureds, entitling them to recover under such policies for any loss sustained by them, their agents, and employees as a result of the negligent acts or omissions of TENANT. All commercial general liability and property policies maintained by TENANT will be written as primary policies, not contributing with and not supplemental to the coverage that LANDLORD may carry. Insurance required under this LEASE shall be in companies duly licensed to transact business in the State of California and maintaining during the policy term a “General Policyholders Rating” of at least A-, VIII, or such other rating as may be required by any lender of LANDLORD holding a security interest in the project, as set forth in the most current issue of “Best’s Insurance Guide.” TENANT shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this LEASE. TENANT shall cause to be delivered to LANDLORD, within seven (7) days after the earlier of the Early Entry Date or the Commencement Date, certified copies of, or certificates evidencing the existence and amounts of, the insurance required under Section 5.2. No such policy shall be cancelable or subject to modification except after thirty (30) days’ prior written notice to LANDLORD. TENANT shall at least thirty (30) days prior to the expiration of such policies, furnish LANDLORD with evidence of renewals or “insurance binders” evidencing renewal thereof, or LANDLORD may order such insurance and charge the cost thereof to TENANT, which amount shall be payable by TENANT to LANDLORD upon demand.

5.4 Waiver of Subrogation. LANDLORD and TENANT each waive any and all rights to recover against the other or against any other tenant or occupant of the project, or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees, or business visitors of such other party or of such other tenant or occupant of the project, for any loss or damage to such waiving party arising from any cause covered by any property insurance required to be carried by such party pursuant to this Article 5 or any other property insurance actually carried by such party to the extent of the limits of such policy. LANDLORD and TENANT from time to time will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all property insurance policies carried in connection with the project or the Leased Premises or the contents of the project or the Leased Premises. TENANT agrees to cause all other occupants of the Leased Premises claiming by, under, or through TENANT to execute and deliver to LANDLORD such a waiver of claims and to obtain such waiver of subrogation rights endorsements.

5.5 Adequacy of Coverage; Premium Increase Caused by Tenant. LANDLORD, its agents, and employees make no representation that the limits of liability specified to be carried by TENANT pursuant to this Article 5 are adequate to protect TENANT. If TENANT believes that any of such insurance coverage is inadequate, TENANT will obtain such additional insurance coverage as TENANT deems adequate, at TENANT’s sole expense. TENANT shall pay, as additional rent payable upon demand by LANDLORD, for any increase in the premiums for of property insurance provided by LANDLORD with respect to the Leased Premises and/or the building in which the Leased Premises are located if said increase is caused by TENANT’s acts, omissions, use or occupancy of the Leased Premises.

ARTICLE 6: USE

The Leased Premises will be used only for that use set forth in Tenant Specific Terms hereinabove, and purposes incidental to that use, and for no other purpose. TENANT will use the Leased Premises in a careful, safe, and proper manner. TENANT will, at TENANT’s sole expense, only use and cause or permit the Leased Premises to be used or occupied for purposes or in a manner which is in full compliance with any and all applicable municipal, county, state and federal laws, rules, directives, ordinances and regulations, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of

LANDLORD’s engineers and/or consultants, relating in any manner to the Leased Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Leased Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance) and any covenants, conditions or restrictions of record, including without limitation all zoning, building and other codes, and the Americans with Disabilities Act, as revised from time to time, and California Title 24, now in force or which may hereafter be in force or effect (collectively, “Applicable Requirements”), which impose any duty upon LANDLORD or TENANT with respect to the use, occupation or alteration of the Leased Premises. TENANT will not commit waste or suffer or permit waste to be committed in, on, or about the Leased Premises. TENANT will conduct its business and control its employees, agents, and invitees in such a manner as not to violate any Applicable Requirements or to create any nuisance or interfere with, annoy, or disturb any other TENANT or occupant of the project or LANDLORD in its operation of the project. The term “nuisance” shall include, without limitation, anything which is injurious to health, or is indecent or offensive to the senses, or an obstruction to the free use of property, so as to interfere with the comfortable enjoyment of life or property. Within ten (10) days after receipt, TENANT shall deliver to LANDLORD written notice of, and concurrently provide Landlord with copies of (if applicable): (i) any notices alleging violations respecting the project and/or the Leased Premises of any Applicable Requirements; (ii) any notices of claims made or threatened in writing regarding noncompliance violations respecting the project and/or the Leased Premises of any Applicable Requirements; and (iii) any notices of any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with violations of any Applicable Requirements as same relate to all or any portion of the Leased Premises and/or the project. Notwithstanding any other terms or conditions in this lease, under no circumstances will Tenant store, deliver, or dispense marijuana or products related to the medical marijuana industry; to do so is an Event of Default under this lease as defined in Article 24.

ARTICLE 7: REQUIREMENTS OF LAW; HAZARDOUS MATERIALS; FIRE INSURANCE

7.1 General. At its sole cost and expense, TENANT will promptly comply with all Applicable Requirements now in force or in force at any time after the Lease Date, with the requirements of any board of fire underwriters or other similar body constituted now or after the Lease Date, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as with the provisions of all recorded documents affecting the Leased Premises, insofar as they relate to the condition, use, alteration or occupancy of the Leased Premises, excluding requirements of structural changes to the buildings, unless required by the unique nature of TENANT’s use or occupancy of the Leased Premises, or as a result of alterations or improvements to the Leased Premises made by or at the direction of TENANT.

7.2 TENANT’s Environmental Responsibilities.

(a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Leased Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Leased Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of LANDLORD to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof, any toxic or radioactive matter, and those materials identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code. TENANT shall not engage in any activity in or about the Leased Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of LANDLORD and compliance in a timely manner (at TENANT’s sole cost and expense) with all Applicable Requirements (as hereinafter defined). “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on or about the Leased Premises of a Hazardous Substance with respect to which any Applicable Requirements require that a notice be given to persons entering or occupying the Leased Premises or neighboring properties. Notwithstanding the foregoing, TENANT may, without LANDLORD’s prior consent, but upon notice to LANDLORD and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by TENANT in the normal course of the permitted use of the Leased Premises provided in this LEASE, so long as such use is not a Reportable Use and does not expose the Leased Premises or neighboring properties to any meaningful risk of contamination or damage or expose LANDLORD to any liability therefor. In addition, LANDLORD may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by TENANT upon TENANT’s giving LANDLORD such additional assurances as LANDLORD, in its reasonable discretion, deems necessary to protect itself, the public, the Leased Premises and the environment against damage, contamination or injury and/or liability therefor, including but not limited to the installation (and, at LANDLORD’s option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Leased Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit under Article 21 hereof.

(b) Duty to Inform LANDLORD. If TENANT knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Leased Premises or the Building, other than as previously consented to by LANDLORD, TENANT shall immediately give LANDLORD written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance including but not limited to, all such documents as may be involved in any Reportable Use involving the Leased Premises. TENANT shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Leased Premises (including, without limitation, through the plumbing or sanitary sewer system).

(c) Indemnification. TENANT shall indemnify, protect, defend and hold LANDLORD, its agents, employees, lenders and ground LANDLORD, if any, and the Leased Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Leased Premises by or for TENANT or by anyone under TENANT’s control. TENANT’s obligations under this Section 7.2(c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by TENANT, and the cost of investigation (including consultants’ and attorneys’ fees and testing), removal, remediation and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by LANDLORD and TENANT shall release TENANT from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by LANDLORD in writing at the time of such agreement.

(d) TENANT’s Compliance with Requirements. TENANT shall, at TENANT’s sole cost and expense, fully, diligently and in a timely manner, comply with all Applicable Requirements. TENANT shall, within five (5) days after receipt of LANDLORD’s written request, provide LANDLORD with copies of all documents and information, including but not limited to permits, registrations, manifests, applications, reports and certificates, evidencing TENANT’s compliance with any Applicable Requirements specified by LANDLORD and shall immediately upon receipt notify LANDLORD in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by TENANT or the Leased Premises to comply with any Applicable Requirements.

(e) Inspection; Compliance with Law. LANDLORD, LANDLORD’s agents, employees, contractors and designated representatives, and the holders of any mortgages, deeds of trust or ground leases on the Leased Premises (“Lenders”) shall have the right to inspect the suite with a 24 hour notice to tenant to enter the Leased Premises in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Leased Premises and for verifying compliance by TENANT with this Lease and all Applicable Requirements (as defined above), and LANDLORD shall be entitled to employ experts and/or consultants in connection therewith to advise LANDLORD with respect to TENANT’s activities, including but not limited to TENANT’s installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Leased Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a default or breach of this Lease by TENANT or a violation of Applicable Requirements or a contamination, caused or materially contributed to by TENANT, is found to exist or to be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In such case, TENANT shall upon request reimburse LANDLORD or LANDLORD’s Lender, as the case may be, for the costs and expenses of such inspections.

7.3 Certain Insurance Risks. TENANT will not do or permit to be done any act or thing upon the Leased Premises or the project which would (a) jeopardize or be in conflict with fire insurance policies covering the project and fixtures and property in the project; (b) increase the rate of fire insurance applicable to the project to an amount higher than it otherwise would be for general industrial use of the project; or (c) subject LANDLORD to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon the Leased Premises.

ARTICLE 8: ASSIGNMENT AND SUBLETTING

8.1 LANDLORD’s Consent Required.

(a) TENANT shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, “assign”) or sublet all or any part of TENANT’s interest in this Lease or in the Leased Premises without LANDLORD’s prior written consent given under and subject to the terms of Section 26.26 of this LEASE.

(b) A change in the control of TENANT shall constitute an assignment requiring LANDLORD’s consent. The transfer, on a cumulative basis, of twenty-five percent (25%) or more of the voting control of TENANT shall constitute a change in control for this purpose.

(c) The involvement of TENANT or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or TENANT’s assets occurs, which results or will result in a reduction of the Net Worth of TENANT, as hereinafter defined, by an amount equal to or greater than twenty-five percent (25%) of such Net Worth of TENANT as it was represented to LANDLORD at the time of full execution and delivery of this Lease or at the time of the most recent assignment to which LANDLORD has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, at whichever time said Net Worth of TENANT was or is greater, shall be considered an assignment of this Lease by TENANT to which LANDLORD may reasonably without its consent. “Net Worth of TENANT” for purposes of this Lease shall be the net worth of TENANT (excluding any Guarantors) established under generally accepted accounting principles consistently applied.

(d) Any attempt to assign or sublet all or part of TENANT’s interest in this LEASE without LANDLORD’s specific prior written consent shall, at LANDLORD’s option, be a default curable after notice per Section 26.12, or a non-curable breach without the necessity of any notice and grace period. If LANDLORD elects to treat such unconsented to assignment or subletting as a non-curable breach, LANDLORD shall have the right to either: (i) terminate this LEASE, or (ii) upon thirty (30) days’ written notice (“LANDLORD’s Notice”), increase the monthly Base Rent for the Leased Premises to the greater of the then fair market rental value of the Leased Premises, as reasonably determined by LANDLORD, or one hundred ten percent (110%) of the monthly Base Rent then in effect. Pending determination of the new fair market rental value, if disputed by TENANT, TENANT shall pay the amount set forth in LANDLORD’s Notice, with any overpayment credited against the next installment(s) of monthly Base Rent coming due, and any underpayment for the period retroactively to the effective date of the adjustment being due and payable immediately upon the determination thereof. Further, in the event of such breach and rental adjustment, any fixed rental adjustments scheduled during the remainder of the LEASE term shall be increased in the same ratio as the new rental bears to the monthly Base Rent in effect immediately prior to the adjustment specified in LANDLORD’s Notice.

(e) If TENANT believes that LANDLORD has unreasonably withheld its consent pursuant any provision of this Article 8, TENANT’s sole remedy will be to seek a declaratory judgment that LANDLORD has unreasonably withheld its consent or an order of specific performance or mandatory injunction of the LANDLORD’s agreement to give its consent; however, TENANT may recover compensatory damages only if a court of competent jurisdiction determines that: (i) TENANT commenced an action respecting such claim(s) within six (6) months after the date on which any right of action thereon first arose under Applicable Requirements, and (ii) LANDLORD has acted willfully, arbitrarily and capriciously in evaluating the proposed assignee’s or subtenant’s creditworthiness, identity, and/or business character, and/or the proposed use and/or lawfulness of the proposed use.

8.2 Terms and Conditions Applicable to Assignment and Subletting.

(a) Regardless of LANDLORD’s consent, any assignment or subletting shall not (i) be effective without the express written assumption by such assignee or sublessee of the obligations of TENANT under this LEASE, (ii) release TENANT of any obligations hereunder, nor (iii) alter the primary liability of TENANT for the payment of monthly Base Rent and other sums due LANDLORD hereunder or for the performance of any other obligations to be performed by TENANT under this LEASE.

(b) LANDLORD may accept any rent or performance of TENANT’s obligations from any person other than TENANT pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent for performance shall constitute a waiver or estoppel of LANDLORD’s right to exercise its remedies for the default or breach by TENANT of any of the terms, covenants or conditions of this LEASE.

(c) The consent of LANDLORD to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by TENANT or to any subsequent or successive assignment or subletting by the assignee or sublessee. However, LANDLORD may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying TENANT or anyone else liable under this LEASE or any sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this LEASE or such sublease.

(d) In the event of any default or breach of TENANT’s obligation under this Lease, LANDLORD may proceed directly against TENANT, any guarantors or anyone else responsible for the performance of the TENANT’s obligations under this LEASE, including any sublessee, without first exhausting LANDLORD’s remedies against any other person or entity responsible therefor to LANDLORD, or any security held by LANDLORD.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to LANDLORD’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including, but not limited to the intended use and/or required modification of the Leased Premises, if any, together with a non-refundable deposit of $1,000 or ten percent (10%) of the monthly Base Rent applicable to the portion of the Leased Premises which is the subject of the proposed assignment or sublease, whichever is greater, as a deposit towards the reasonable consideration for LANDLORD’s considering and processing the request for consent. TENANT agrees to provide LANDLORD with such other or additional information and/or documentation as may be reasonably requested by LANDLORD.

(f) Any assignee of, or sublessee under, this LEASE shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of LANDLORD, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by TENANT during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which LANDLORD has specifically consented in writing.

(g) The occurrence of a transaction described in Section 8.2(c) shall give LANDLORD the right (but not the obligation) to require that the Security Deposit be increased by an amount equal to three (3) times the then monthly Base Rent, and LANDLORD may make the actual receipt by LANDLORD of the Security Deposit increase a condition to LANDLORD’s consent to such transaction.

(h) LANDLORD, as a condition to giving its consent to any assignment or subletting, may require that the amount and adjustment schedule of the monthly Base Rent payable under this Lease be adjusted to what is then the market value and/or adjustment schedule for property similar to the Leased Premises as then constituted, as determined by LANDLORD.

8.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by TENANT of all or any part of the Leased Premises and shall be deemed included in all subleases under this LEASE whether or not expressly incorporated therein.

(a) Without affecting any of its other obligations under this LEASE, TENANT will pay LANDLORD as additional rent under this LEASE a sum equal to one-half (50%) of any sums or other economic consideration that (a) are received by TENANT as a result of an assignment or subletting, whether or not denominated “rent” or “additional rent” under the assignment or sublease, and (b) in the case of a sublease, exceed in total the sums which TENANT is obligated to pay LANDLORD under this Lease (prorated to reflect obligations allocable to that portion of the Leased Premises subject to such assignment or sublease). The failure or inability of the assignee or subtenant to pay TENANT pursuant to the assignment or sublease will not relieve TENANT from its obligations to LANDLORD under this section. TENANT will not amend the assignment or sublease in such a way as to reduce or delay payment of amounts that are provided in the assignment or sublease approved by LANDLORD.

(b) TENANT hereby assigns and transfers to LANDLORD all of TENANT’s interest in all rentals and income arising from any sublease of all or a portion of the Leased Premises heretofore or hereafter made by TENANT, and LANDLORD may collect such rent and income and apply same toward TENANT’s obligations under this LEASE; provided, however, that until a breach (as defined in Article 24) shall occur in the performance of TENANT’s obligations under this LEASE, TENANT may, except as otherwise provided in this LEASE, receive, collect and enjoy the rents accruing under such sublease. LANDLORD shall not, by reason of the foregoing provision or any other assignment of such sublease to LANDLORD, nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of TENANT to perform and comply with any of TENANT’s obligations to such sublessee under such sublease. TENANT hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from LANDLORD stating that a breach exists in the performance of TENANT’s obligations under this LEASE, to pay to LANDLORD the rents and other charges due and to become due under the sublease. Sublessee shall rely upon any such statement and request from LANDLORD and shall pay such rents and other charges to LANDLORD without any obligation or right to inquire as to whether such breach exists and notwithstanding any notice from or claim from TENANT to the contrary. TENANT shall have no right or claim against such sublessee, or, until the breach has been cured, against LANDLORD, for any such rents and other charges so paid by said sublessee to LANDLORD.

(c) In the event of a breach by TENANT in the performance of its obligations under this LEASE, LANDLORD, at its option and without any obligation to do so, may require any sublessee to attorn to LANDLORD, in which event LANDLORD shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, LANDLORD shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any other prior defaults or breaches of such sublessor under such sublease.

(d) Any matter or thing requiring the consent of the sublessor under a sublease shall also require the consent of LANDLORD herein.

(e) No sublessee under a sublease approved by LANDLORD shall further assign or sublet all or any part of the Leased Premises without LANDLORD’s prior written consent.

(f) LANDLORD shall deliver a copy of any notice of default or breach by TENANT to the sublessee, who shall have the right to cure the default of TENANT within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against TENANT for any such defaults cured by the sublessee.

ARTICLE 9: RULES AND REGULATIONS

TENANT and its employees, agents, licensees, and visitors will at all times observe faithfully, and comply strictly with, the rules and regulations set forth in Exhibit C. LANDLORD may from time to time reasonably amend, delete, or modify existing rules and regulations, or adopt reasonable new rules and regulations for the use, safety, cleanliness, and care of the Leased Premises, the building, and the project, and the comfort, quiet, and convenience of occupants of the project. Modifications or additions to the rules and regulations will be effective upon 30 days’ prior written notice to TENANT from LANDLORD. In the event of any breach of any rules or regulations or any amendments or additions to such rules and regulations, LANDLORD will have all remedies that this LEASE provides for default by TENANT, and will in addition have any remedies available at law or in equity, including the right to enjoin any breach of such rules and regulations. LANDLORD will not be liable to TENANT for the breach of another lease by another TENANT or the violation of such rules and regulations by any other TENANT, its employees, agents, visitors, or licensees or any other person, nor will such breach or violation excuse TENANT’s performance hereunder. In the event of any conflict between the provisions of this LEASE and the rules and regulations, the provisions of this LEASE will govern.

ARTICLE 10: COMMON AREAS

As used in this LEASE, the term “common areas” means, without limitation, the hallways, entryways, driveways, walkways, terraces, docks, loading areas, restrooms, trash facilities, and all other areas and facilities in the Project that are provided and designated from time to time by LANDLORD for the general nonexclusive use and convenience of TENANT with LANDLORD and other tenants of the project and their respective employees, invitees, licensees, or other visitors. LANDLORD grants TENANT, its employees, invitees, suppliers, contractors and customers a nonexclusive license for the term of this LEASE to use the common areas, as they exist from time to time, in common with others entitled to use the common areas, subject to the terms and conditions of this LEASE and such rules and regulations as may be applicable thereto from time to time. Without advance notice to TENANT, except with respect to matters covered by subsection (a) below, and without any liability to TENANT in any respect, provided LANDLORD will take no action permitted under this Article 10 in such a manner as to prevent TENANT’s access to the Leased Premises, LANDLORD will have the right to:

(a) Close off any of the common areas to whatever extent required in the opinion of LANDLORD and its counsel to prevent a dedication of any of the common areas or the accrual of any rights by any person or the public to the common areas;

(b) Temporarily close any of the common areas for maintenance, alteration, or improvement purposes; and

(c) Change the size, use, shape, or nature of any such common areas, including erecting additional buildings on the common areas, expanding the existing building or other buildings to cover a portion of the common areas, converting common areas to a portion of the building or other buildings, or converting any portion of the building (excluding the Leased Premises) or other buildings to common areas. Upon erection of any additional buildings or change in common areas, the portion of the Project upon which buildings or structures have been erected will no longer be deemed to be a part of the common areas.

(d) Under no circumstances shall the right herein granted to use the common areas be deemed to include the right to store any property, temporarily or permanently, in the common areas. Any such storage shall be permitted only by the prior written consent of LANDLORD or LANDLORD’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then LANDLORD shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to TENANT, which cost shall be immediately payable upon demand by LANDLORD.

ARTICLE 11: LANDLORD’S SERVICES

11.1 LANDLORD’s Repair and Maintenance. Except for damages caused by any negligent or intentional act or omission of TENANT, TENANT’s employees, suppliers, shippers, customers, or invitees (in any of which events TENANT shall promptly repair and be solely liable for such damages and all consequences thereof), LANDLORD, at LANDLORD’s expense, shall keep in good condition and repair the foundations, exterior walls, structural condition of interior bearing walls, and roof of the Leased Premises (excluding any portions thereof which TENANT or any agent, employee, contractor or representative of TENANT has modified or punctured, with or without Landlord’s consent), as well as the parking lots, walkways, driveways, landscaping, fences, signs (other than TENANT’s signs) and utility installations of the common areas and all parts thereof and the HVAC system. LANDLORD shall not, however, be obligated to paint the exterior or interior surface of exterior walls, nor shall LANDLORD be required to maintain, repair or replace windows, doors (including exterior roll-up doors), skylights or plate glass in, on or around the Leased Premises.

TENANT’S Initials: /s/ BB / /s/ MW

LANDLORD shall have no obligation to make repairs under this Article 11 until a reasonable time after receipt of written notice from TENANT of the need for such repairs. TENANT expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford TENANT the right to make repairs at LANDLORD’s expense or to terminate this LEASE because of LANDLORD’s failure to keep the Leased Premises in good order, condition or repair.

11.2 Limitation on Liability.

LANDLORD, LANDLORD’s agent and its property manager shall not be in default under this LEASE or be liable to TENANT or any other person for direct or consequential damage, or otherwise, for any failure to supply any heat, air conditioning, cleaning, lighting, security; for surges or interruptions of electricity; or for other services LANDLORD has agreed to supply during any period when LANDLORD uses reasonable diligence to supply such services. LANDLORD will use reasonable efforts to diligently remedy any interruption in the furnishing of such services. LANDLORD reserves the right temporarily to discontinue such services at such times as may be necessary by reason of accident; repairs, alterations or improvements; strikes; lockouts; riots; acts of God; governmental preemption in connection with a national or local emergency; any rule, order, or regulation of any governmental agency; conditions of supply and demand that make any product unavailable; LANDLORD’s compliance with any mandatory governmental energy conservation or environmental protection program, or any voluntary governmental energy conservation program at the request of or with consent or acquiescence of TENANT; or any other happening beyond the control of LANDLORD. LANDLORD will not be liable to TENANT or any other person or entity for direct or consequential damages, whether for damage or injuries to any person or property, or otherwise, resulting from: (i) the admission to or exclusion from the building or project of any person(s); (ii) the failure to provide, or to maintain or repair, any alarm or security system or device, or any portion thereof; and/or (iii) the failure to provide or the discontinuance of the provision of any form of guard or security service respecting the Leased Premises, or respecting the building and/or project in which the Leased Premises are located. TENANT acknowledges and agrees that LANDLORD has no obligation to provide or, if provided, to continue to provide, maintain or repair, any form of alarm or security systems, devices or services in, on or around the Leased Premises, the building or the project. In the event of invasion, mob, riot, public excitement, strikes, lockouts, or other circumstances rendering such action advisable in LANDLORD’s sole opinion, LANDLORD will have the right to prevent access to the building or project during the continuance of the same by such means as LANDLORD, in its sole discretion, may deem appropriate, including without limitation locking doors and closing parking areas and other common areas. LANDLORD will not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance permitted under this Article 11, nor will such discontinuance in any way be construed as an eviction of TENANT or cause an abatement of rent or operate to release TENANT from any obligations under this LEASE. LANDLORD shall not be liable for any damages arising from any act or neglect of any other tenant of LANDLORD nor from the failure by LANDLORD to enforce the provisions of any other lease in the project in which the Leased Premises are located. Notwithstanding LANDLORD’s negligence or breach of this LEASE, LANDLORD shall under no circumstances be liable for injury to TENANT’s business or for any loss of income or profit therefrom.

ARTICLE 12: TENANT’S CARE OF THE PREMISES; UTILITIES

(a) TENANT, at TENANT’s expense, shall keep in good order, condition and repair, in compliance with all Applicable Requirements, the Leased Premises and every part thereof, including without limiting the generality of the foregoing, all plumbing, electrical and lighting facilities and equipment within the Leased Premises, fixtures, interior walls and interior surfaces of exterior walls, ceilings, windows, doors, plate glass, skylights, and exterior roll-up doors located within the Leased Premises, but excluding the HVAC system.

(b) If TENANT fails to perform TENANT’s obligations hereunder, LANDLORD may enter upon the Leased Premises after ten (10) days prior written notice (except in the case of emergency, in which case no notice shall be required), perform such obligations on TENANT’s behalf and put the Leased Premises in good order, condition and repair, and the costs thereof together with interest thereon at the maximum rate then allowable by law shall be due and payable as additional rent to LANDLORD together with TENANT’s next monthly rent payment.

(c) Except as specifically provided to the contrary in Section 4.4 of this LEASE, LANDLORD shall have no obligation to provide any utility service or connection to the Leased Premises, nor to maintain, upgrade or repair any utility conveyance or connection affecting or serving the Leased Premises. Except as provided hereinabove, Tenant shall pay before delinquency all charges for gas, heat, electricity, power, telephone service, and all other services of and any connection fees related to all other utilities used in, upon, or about the Leased Premises, whether by TENANT or any of TENANT’s subtenants, licensees, or assignees; and if, at any time during the term, any such utility for which TENANT is responsible hereunder is not separately metered, TENANT shall reimburse LANDLORD for TENANT’s pro rata share of the cost of the utility determined according to the floor area of the Leased Premises as it relates to the gross leasable floor area of the portion of the project which is separately metered and that contains the Leased Premises.

ARTICLE 13: ALTERATIONS

13.1 General.

(a) During the term, TENANT will not make or allow to be made any alterations (including changing locks), additions, or improvements to or of the Leased Premises or any part of the Leased Premises, or attach any fixtures or equipment to the Leased Premises, without first obtaining LANDLORD’s written consent and all applicable governmental approvals. All such alterations, additions, and improvements consented to by LANDLORD, and capital improvements that are required to be made to the project as a result of the nature of TENANT’s use of the Leased Premises:

(1) Will be performed by contractors approved by LANDLORD and subject to conditions specified by LANDLORD (which may include requiring the posting of a mechanic’s or materialmen’s lien bond, and delivery to LANDLORD of proof of appropriate licensing and insurance coverages then in effect, including without limitation such liability and workers compensation policies as are required under Applicable Requirements or deemed by LANDLORD to be reasonably necessary); or

(2) At LANDLORD’s option, will be made by LANDLORD for TENANT’s account, and TENANT will reimburse LANDLORD for their cost within 10 days after receipt of a statement of such cost.

(b) Subject to TENANT’s rights in Article 15, all alterations, additions, fixtures, and improvements, whether temporary or permanent in character, made in or upon the Leased Premises either by TENANT or LANDLORD, will immediately become LANDLORD’s property and at the end of the term will remain on the Leased Premises without compensation to TENANT, unless when consenting to such alterations, additions, fixtures, or improvements, LANDLORD has advised TENANT in writing that such alterations, additions, fixtures, or improvements must be removed at the expiration or other termination of this LEASE.

(c) To the extent that any alteration, improvement, or addition to the Leased Premises by TENANT, or any use of the Leased Premises by TENANT, results in any liability or obligation for LANDLORD to improve, alter or remove any other portion of the project in which the Leased Premises are located, TENANT shall indemnify and hold LANDLORD free and harmless from any and all costs associated with LANDLORD’s compliance with such obligations. LANDLORD’s consent to alteration, improvement, or addition to the Leased Premises by TENANT, or any use of the Leased Premises by TENANT, shall not be deemed to constitute any form of warranty, representation or assumption of liability by LANDLORD for any lack of completeness, sufficiency, adequacy or compliance with Applicable Requirements.

13.2 Removal. If LANDLORD has required TENANT to remove any or all alterations, additions, fixtures, and improvements that are made in or upon the Leased Premises pursuant to this Article 13 prior to the expiration date, TENANT will remove such alterations, additions, fixtures, and improvements at TENANT’s sole cost and in compliance with all Applicable Requirements, and TENANT will restore the Leased Premises to the condition in which they existed before such alterations, additions, fixtures, improvements, and additions were made, reasonable wear and tear excepted.

ARTICLE 14: MECHANICS’ LIENS

14.1 Absolutely No Liens. TENANT will pay or cause to be paid all costs and charges for work (a) done by TENANT or caused to be done by TENANT, in or to the Leased Premises, and (b) for all materials furnished for or in connection with such work. TENANT will indemnify LANDLORD against and hold LANDLORD, the Leased Premises, and the project free, clear, and harmless of and from all mechanics’ liens and claims of liens, and all other liabilities, liens, claims, and demands on account of such work by or on behalf of TENANT, other than work performed by LANDLORD pursuant to the TENANT Improvement Diagram, if any. If TENANT receives written notice that a lien has been or is about to be filed against the Leased Premises or the project, or that any action affecting title to the project has been commenced on account of work done by or for or materials furnished to or for TENANT, it will immediately give LANDLORD written notice of such notice.

14.2 Notice to LANDLORD; Nonresponsibility. At least 15 days prior to the commencement of any work (including but not limited to any maintenance, repairs, alterations, additions, improvements, or installations) in or to the Leased Premises, by or for TENANT, TENANT will give LANDLORD written notice of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work. LANDLORD will have the right to post notices of nonresponsibility or similar written notices on the Leased Premises in order to protect the Leased Premises against any such liens.

ARTICLE 15: END OF TERM

15.1 Condition of Premises. At the end of this LEASE, TENANT will promptly quit and surrender the Leased Premises broom-clean, in good order and repair, ordinary wear and tear excepted. Any damage or deterioration of the Leased Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices. Notwithstanding anything to the contrary otherwise stated in this LEASE, TENANT shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing and fencing on the Leased Premises in good operating condition.

15.2 Alterations, Additions and Improvements. If TENANT is not then in default, TENANT may remove from the Leased Premises any trade fixtures, equipment, and movable furniture placed in the Leased Premises by TENANT, whether or not such trade fixtures or equipment are fastened to the building; TENANT will not remove any trade fixtures or equipment without LANDLORD’s prior written consent if such fixtures or equipment are used in the operation of the building, or if the removal of such fixtures or equipment will result in impairing the structural strength of the building. Whether or not TENANT is in default, TENANT will remove such alterations, additions, improvements, trade fixtures, equipment, and furniture as LANDLORD has requested in accordance with Article 13. TENANT will fully repair any damage occasioned by the removal of any trade fixtures, equipment, furniture, alterations, additions, and improvements. All trade fixtures, equipment, furniture, inventory, effects, alterations, additions, and improvements on the Leased Premises after the end of the term will be deemed conclusively to have been abandoned and may be appropriated, sold, stored, destroyed, or otherwise disposed of by LANDLORD without written notice to TENANT or any other person and without obligation to account for them. TENANT will pay LANDLORD for all expenses incurred in connection with the removal of such property, including but not limited to the cost of repairing any damage to the building or Leased Premises caused by the removal of such property. TENANT’s obligation to observe and perform this covenant will survive the expiration or other termination of this LEASE.

ARTICLE 16: EMINENT DOMAIN

If all of the Leased Premises are taken by exercise of the power of eminent domain (or conveyed by LANDLORD in lieu of such exercise) this LEASE will terminate on a date (the “termination date”) which is the earlier of the date upon which the condemning authority takes possession of the Leased Premises or the date on which title to the Leased Premises is vested in the condemning authority. If more than 25% of the rentable area of the Leased Premises is so taken, TENANT will have the right to cancel this LEASE by written notice to LANDLORD given within 20 days after the termination date. If less than 25% of the rentable area of the Leased Premises is so taken, or if the TENANT does not cancel this LEASE according to the preceding sentence, the monthly rent will be abated in the proportion of the rentable area of the Leased Premises so taken to the rentable area of the Leased Premises immediately before such taking, and TENANT’s share will be appropriately recalculated. If 25% or more of the building or the project is so taken, LANDLORD may cancel this LEASE by written notice to TENANT given within 30 days after the termination date. In the event of any such taking, the entire award is hereby assigned by TENANT to LANDLORD, and such award will therefore be paid to LANDLORD. TENANT will have no right or claim to any part of such award; however, TENANT will have the right to assert a claim against the condemning authority in a separate action, so long as LANDLORD’s award is not otherwise reduced, for TENANT’s moving expenses and leasehold improvements owned by TENANT. Notwithstanding anything to the contrary set forth herein, TENANT hereby waived any and all rights which TENANT might otherwise have had pursuant to Section 1265.130 of the California Code of Civil Procedure and any successor or substantially similar statute(s).

ARTICLE 17: DAMAGE AND DESTRUCTION

(a) If the Leased Premises or the building are damaged by fire or other insured casualty, LANDLORD will give TENANT written notice of the time which will be needed to repair such damage, as determined by LANDLORD in its reasonable discretion, and the election (if any) which LANDLORD has made according to this Article 17. Such notice will be given before the 30th day (the “notice date”) after the fire or other insured casualty.

(b) If the Leased Premises or the building are damaged by fire or other insured casualty to an extent which may be repaired within 120 days after the notice date, as reasonably determined by LANDLORD, LANDLORD will promptly begin to repair the damage after the notice date and will diligently pursue the completion of such repair. In that event this LEASE will continue in full force and effect except that monthly rent will be abated on a pro rata basis from the date of the damage until the date of the completion of such repairs (the “repair period”) based on the proportion of the rentable area of the Leased Premises TENANT is unable to use during the repair period.

(c) If the Leased Premises or the building are damaged by fire or other insured casualty to an extent that may not be repaired within 120 days after the notice date, as reasonably determined by LANDLORD, then (1) LANDLORD may cancel this LEASE as of the date of such damage by written notice given to TENANT on or before the notice date or (2) TENANT may cancel this LEASE as of the date of such damage by written notice given to LANDLORD within 10 days after LANDLORD’s delivery of a written notice that the repairs cannot be made within such 120-day period. If neither LANDLORD nor TENANT so elects to cancel this LEASE, LANDLORD will diligently proceed to repair the building and Leased Premises and monthly rent will be abated on a pro rata basis during the repair period based on the proportion of the rentable area of the Leased Premises TENANT is unable to use during the repair period.

(d) Notwithstanding the provisions of subparagraphs (a), (b), and (c) above, if the Leased Premises or the building are damaged by uninsured casualty, or if the proceeds of insurance are insufficient to pay for the repair of any damage to the Leased Premises or the building, LANDLORD will have the option to repair such damage or cancel this LEASE as of the date of such casualty by written notice to TENANT on or before the notice date.

(e) If any such damage by fire or other casualty is the result of the willful conduct or negligence or failure to act of TENANT, its agents, contractors, employees, or invitees, there will be no abatement of monthly rent as otherwise provided for in this Article 17. TENANT will have no rights to terminate this LEASE on account of any damage to the Leased Premises, the building, or the project, except as set forth in this LEASE, and TENANT hereby waives the terms of any inconsistent statute or regulation of the State of California.

ARTICLE 18: SUBORDINATION

18.1 Subordination. This LEASE shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed by LANDLORD upon the real property of which the Leased Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. TENANT agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of LANDLORD under this Lease, but that in the event of LANDLORD’s default with respect to any such obligation, TENANT will give any Lender whose name and address have been furnished TENANT in writing for such purpose notice of LANDLORD’s default pursuant to Section 26.17. If any Lender shall elect to have this LEASE superior to the lien of its Security Device and shall give written notice thereof to TENANT, this Lease shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

18.2 Attornment. Subject to the non-disturbance provisions of Section 18.3, TENANT agrees to attorn to a Lender or any other party who acquires ownership of the Leased Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which TENANT might have against any prior landlord, or (iii) be bound by prepayment of more than one month’s rent.

18.3 Non-Disturbance. With respect to Security Devices entered into by LANDLORD after the execution of this LEASE, TENANT’s subordination of this LEASE shall be subject to receiving assurance (a “non-disturbance agreement”) from the Lender that TENANT’s possession and this Lease will not be disturbed so long as TENANT is not in breach hereof and attorns to the record owner of the Leased Premises.

18.4 Self-Executing. The agreements contained in this Article 18 shall be effective without the execution of any further documents; provided, however, that upon written request from LANDLORD or a Lender in connection with a sale, financing or refinancing of the Leased Premises, TENANT and LANDLORD shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

ARTICLE 19: ENTRY BY LANDLORD

19.1 LANDLORD, its agents, employees, and contractors may enter the Leased Premises at any time in response to an emergency, and at reasonable hours to: (a) inspect the Leased Premises; (b) exhibit the Leased Premises to prospective purchasers, lenders, tenants, brokers, or agents; (c) determine whether TENANT is complying with all its obligations in this LEASE; (d) any service to be provided by LANDLORD to TENANT according to this LEASE; (e) post written notices of nonresponsibility or similar notices; or (f) make repairs required of LANDLORD under the terms of this LEASE or make repairs to any adjoining space or utility services or make repairs, alterations, or improvements to any other portion of the building; however, all such work will be done as promptly as is reasonably possible and with the intention to cause as little interference to TENANT as is reasonably possible. LANDLORD may at any time during the last ninety (90) days of the Lease Term place on or about the Leased Premises, the building, or the project any “for lease” or other signs or notices advertising LANDLORD’s expectation that the Leased Premises will become available for leasing or rental. TENANT, by this Section 19.1, waives any claim against LANDLORD, its agents, employees, or contractors for damages for any injury or inconvenience to or interference with TENANT’s business, any loss of occupancy or quiet enjoyment of the Leased Premises, or any other loss occasioned by any entry in accordance with this Section 19.1. LANDLORD will at all times have and retain a key with which to unlock all of the doors in, on, or about the Leased Premises (excluding TENANT’s vaults, safes, and similar areas, if any, designated in writing by TENANT in advance). LANDLORD will have the right to use any and all means LANDLORD may deem proper to open doors in and to the Leased Premises in an emergency in order to obtain entry to the Leased Premises, provided that LANDLORD will promptly repair any damages caused by any forced entry. Any entry to the Leased Premises by LANDLORD in accordance with this Article 19 will not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Leased Premises or an eviction, actual or constructive, of TENANT from the Leased Premises or any portion of the Leased Premises, nor will any such entry entitle TENANT to damages or an abatement of monthly Base Rent, additional rent, or any other charges that this LEASE requires TENANT to pay.

ARTICLE 20: INDEMNIFICATION, WAIVER, AND RELEASE

20.1 Indemnification. Except for LANDLORD’s willful or deliberate misconduct, and/or intentional breach of express warranties, TENANT shall indemnify, protect, defend and hold harmless the Leased Premises and project in which the Leased Premises are located, LANDLORD and its agents, LANDLORD’s master or ground LANDLORD (if any), partners and lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, loss of permits, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use or occupancy of the Leased Premises by

TENANT, the conduct of TENANT’s business, any act, omission or neglect of TENANT, its agents, contractors, employees or invitees, and out of any default or breach by TENANT in the performance in a timely manner of any obligation on TENANT’s part to be performed under this LEASE, including without limitation TENANT’s obligations regarding compliance with Applicable Requirements. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against LANDLORD) litigated and/or reduced to judgment. In case any action or proceeding be brought against LANDLORD by reason of any of the foregoing matters, TENANT upon notice from LANDLORD shall defend the same at TENANT’s expense by counsel reasonably satisfactory to LANDLORD and LANDLORD shall cooperate with TENANT in such defense. LANDLORD need not have first paid any such claim in order to be so indemnified.

20.2 Waiver and Release. TENANT, as a material part of the consideration to LANDLORD for this LEASE, by this Section 20.2 waives and releases all claims against LANDLORD, its employees, and agents with respect to all matters for which LANDLORD has disclaimed liability pursuant to the provisions of this LEASE. It is understood by each of the Parties that Section 1542 of the Civil Code of California provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

With regard to this Section 20.2, Section 1542 of the Civil Code of California is hereby expressly waived by TENANT.

TENANT’S Initials: /s/ BB / /s/ MW

ARTICLE 21: SECURITY DEPOSIT

21.1 LANDLORD’s Use of Security Deposit. TENANT has deposited the security deposit with LANDLORD as security for the full, faithful, and timely performance of every provision of this LEASE to be performed by TENANT. If TENANT defaults with respect to any provision of this LEASE, including but not limited to the provisions relating to the payment of rent, including without limitation any additional rent, attorney’s fees or other sums due hereunder, LANDLORD may use, apply, or retain all or any part of the security deposit for the payment of any rent, additional rent, or any other sum in default, or for the payment of any other amount LANDLORD may spend or become obligated to spend by reason of TENANT’s default, or to compensate LANDLORD for any other loss, damage, costs or attorney’ fees LANDLORD may suffer by reason of TENANT’s breach or default under the LEASE. If any portion of the security deposit is so used, applied, or retained, TENANT will within five (5) days after written demand deposit cash with LANDLORD in an amount sufficient to restore the security deposit to its original amount. LANDLORD will not be required to keep the security deposit separate from its general funds, and TENANT will not be entitled to interest on the security deposit. The security deposit will not be deemed a limitation on LANDLORD’s damages or a payment of liquidated damages or a payment of the monthly rent due for the last month of the term. If

TENANT fully, faithfully, and timely performs every provision of this LEASE to be performed by it, the security deposit or any balance of the security deposit will be returned to TENANT within 60 days after the expiration of the term. LANDLORD may deliver the funds deposited under this LEASE by TENANT to the purchaser of the building in the event the building is sold, and after such time LANDLORD will have no further liability to TENANT with respect to the security deposit. Subject to the foregoing, TENANT hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which (a) establish a time frame within which a landlord must refund a security deposit under a lease, and/or (b) provide that LANDLORD may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by TENANT or to clean the Premises, it being agreed that LANDLORD may, in addition, claim those sums reasonably necessary to compensate LANDLORD for any other loss or damage caused by the default of Tenant under this Lease, including without limitation all damages or rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code. The amount of the security deposit is determined with reference to the base rent, such that the security deposit shall be increased periodically, on a pro rata basis, to represent increases in the base rent.

21.2 Nature of LANDLORD’s Retention of Security Deposit. TENANT agrees that during the term of the LEASE, the security deposit shall be deemed the property of the LANDLORD and not that of the TENANT, subject only to the LANDLORD’s legal duties to apply or refund the security deposit in accordance with California law. $50.00 of this security deposit is a non-refundable document preparation fee. The parties acknowledge that LANDLORD’s interest in the security deposit is perfected, as that term is defined in the California Commercial Code.

ARTICLE 22: QUIET ENJOYMENT

LANDLORD covenants and agrees with TENANT that, provided that TENANT timely pays all rent, and strictly observes and timely performs all the terms, covenants, and conditions of this LEASE on TENANT’s part to be observed and performed, TENANT may peaceably and quietly enjoy the Leased Premises subject, nevertheless, to the terms, conditions and limitations of this LEASE, and TENANT’s possession will not be disturbed by anyone claiming by, through, or under LANDLORD.

ARTICLE 23: EFFECT OF SALE

A sale, conveyance, or assignment of the building or the project will operate to release LANDLORD from liability from and after the effective date of such sale, conveyance, or assignment upon all of the covenants, terms, and conditions of this LEASE, express or implied, except those liabilities that arose prior to such effective date, and, after the effective date of such sale, conveyance, or assignment, TENANT will look solely to LANDLORD’s successor in interest in and to this LEASE. This LEASE will not be affected by any such sale, conveyance, or assignment, and TENANT will attorn to LANDLORD’s successor in interest to this LEASE, so long as such successor in interest assumes LANDLORD’s obligations under the LEASE from and after such effective date.

ARTICLE 24: DEFAULT

24.1 Events of Default. The following events are referred to, collectively, as “events of default” or, individually, as a “breach,” “default,” or an “event of default”:

(a) TENANT defaults in the due and punctual payment of rent, and such default continues for 3 days after written notice from LANDLORD; however, TENANT will not be entitled to more than 1 written notice for monetary defaults during any 12-month period, and if after such written notice any rent is not paid when due, an event of default will be considered to have occurred without further notice;

(b) TENANT vacates or abandons the Leased Premises;

(c) This LEASE or the Leased Premises or any part of the Leased Premises are taken upon execution or by other process of law directed against TENANT, or are taken upon or subject to any attachment by any creditor of TENANT or claimant against TENANT, and said attachment is not discharged or disposed of within 15 days after its levy;

(d) TENANT files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or admits the material allegations of any such petition by answer or otherwise, or is dissolved or makes an assignment for the benefit of creditors;

(e) Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of TENANT are instituted against TENANT, or a receiver or trustee is appointed for all or substantially all of the property of TENANT, and such proceeding is not dismissed or such receivership or trusteeship vacated within 60 days after such institution or appointment;

(f) TENANT fails to take possession of the Leased Premises on the Commencement Date of the term; or

(g) TENANT breaches any of the other agreements, terms, covenants, or conditions that this LEASE requires TENANT to perform, and such breach continues for a period of thirty (30) days after written notice from LANDLORD to TENANT or, if such breach cannot be cured reasonably within such 30-day period, if TENANT fails to diligently commence to cure such breach within 30 days after written notice from LANDLORD and to complete such cure within a reasonable time thereafter.

24.2 LANDLORD’s Remedies. If TENANT fails to perform any affirmative duty or obligation of TENANT under this Lease, within ten (10) days after written notice to TENANT (or in case of an emergency, without notice), LANDLORD may at its option (but without obligation to do so), perform such duty or obligation on TENANT’s behalf including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by LANDLORD shall be due and payable by TENANT to LANDLORD upon invoice therefor. In the event of a default of this Lease by TENANT, as defined in Section 24.1, with or without further notice or demand, and without limiting LANDLORD in the exercise of any right or remedy which LANDLORD may have by reason of such breach, LANDLORD may:

(a) Terminate TENANT’s right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and TENANT shall immediately surrender possession of the Premises to LANDLORD. In such event LANDLORD shall be entitled to recover from TENANT: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the TENANT proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the TENANT proves could be reasonably avoided; and (iv) any other amount necessary to compensate LANDLORD for all the detriment proximately caused by the TENANT’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of the leasing commission paid by LANDLORD applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provisions (i) and (ii) of the prior sentence shall be calculated based on an interest rate equal to the highest rate permitted by applicable law. The worth at the time of award of the amount referred to in provision (iii) of the prior sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent. Efforts by LANDLORD to mitigate damages caused by TENANT’s breach of this Lease shall not waive LANDLORD’s right to recover damages under this Paragraph. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, LANDLORD shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or LANDLORD may reserve therein the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under Sections 24.1(a) or (g) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to TENANT under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by Sections 24.1(a) or (g). In such case, the applicable grace period under Sections 24.1(a) or (g) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of TENANT to cure the default within the greater of the two such grace periods shall constitute both an unlawful detainer and breach of this Lease entitling LANDLORD to the remedies provided for in this Lease and/or by said statute.

(b) Continue the Lease and TENANT’s right to possession in effect (in California under California Civil Code Section 1951.4) after TENANT’s breach and abandonment and recover the rent as it becomes due, provided TENANT has the right to sublet or assign, subject only to reasonable limitations. See Article 8 for the limitations on assignment and subletting which limitations TENANT and LANDLORD agree are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the LANDLORD’s interest under the Lease, shall not constitute a termination of the TENANT’s right to possession.

(c) Pursue any other remedy now or hereafter available to LANDLORD under the laws or judicial decisions of the State of California. Unpaid installments of rent and other unpaid monetary obligations of TENANT under the terms of this Lease shall bear interest from the date due at the maximum rate allowed by law.

(d) The expiration or termination of this Lease and/or the termination of TENANT’s right to possession shall not relieve TENANT from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of TENANT’s occupancy of the Premises.

24.3 Cumulative Remedies; Attorneys’ Fees. Any suit or suits for the recovery of the amounts and damages set forth in Section 24.2 may be brought by LANDLORD, from time to time, at LANDLORD’s election, and nothing in this LEASE will be deemed to require LANDLORD to await the date upon which this LEASE or the term would have expired had there occurred no event of default. Each right and remedy provided for in this LEASE is cumulative and is in addition to every other right or remedy provided for in this LEASE or now or after the Lease Date existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by LANDLORD of any one or more of the rights or remedies provided for in this LEASE or now or after the Lease Date existing at law or in equity or by statute or otherwise will not preclude the simultaneous or later exercise by LANDLORD of any or all other rights or remedies provided for in this LEASE or now or after the Lease Date existing at law or in equity or by statute or otherwise. All costs incurred by LANDLORD in collecting any amounts and damages owing by TENANT pursuant to the provisions of this LEASE or to enforce any provision of this LEASE, including reasonable attorneys’ fees from the date any such matter is turned over to an attorney, whether or not one or more actions are commenced by LANDLORD, will also be recoverable by LANDLORD from TENANT. If any party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term “Prevailing Party” shall include, without limitation, a party which substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other party of its claim or defense. The attorneys’ fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. LANDLORD shall be entitled to attorneys’ fees, costs and expenses incurred in preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default.

24.4 Inducement Recapture In Event of Breach. Any agreement by LANDLORD for free or abated rent or other charges applicable to the Leased Premises, or for the giving or paying by LANDLORD to or for TENANT of any cash or other bonus, inducement or consideration for TENANT’s entering into this LEASE, all of which concessions are hereinafter referred to as “Inducement Provisions” shall be deemed conditioned upon TENANT’s full and faithful performance of all of the terms, covenants and conditions of this LEASE to be performed or observed by TENANT during the term hereof as the same may be extended. Upon the occurrence of a breach, default or event of default, as defined in this LEASE, by TENANT, any such Inducement Provision shall automatically be deemed deleted from this LEASE and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by LANDLORD under such an inducement Provision shall be immediately due and payable by TENANT to LANDLORD, and recoverable by LANDLORD, as additional rent due under this LEASE, notwithstanding any subsequent cure of said breach, default or event of default by TENANT. The acceptance by LANDLORD of rent or the cure of the breach, default or event of default which initiated the operation of this Section 24.6 shall not be deemed a waiver by LANDLORD of the provisions of this Section 24.4 unless specifically so stated in writing by LANDLORD at the time of such acceptance.

24.5 Confidentiality. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the Project and may impair Landlord’s relationship with other tenants of the Project. Tenant agrees that it and its partners, officers, directors, employees, brokers, and attorneys, if any, shall not disclose the terms and conditions of this Lease to any other person or entity without the prior written consent of Landlord, which may be given or withheld by Landlord, in Landlord’s sole discretion. It is understood and agreed that damages alone would be an inadequate remedy for the breach of this provision by Tenant, and Landlord shall also have the right to seek specific performance of this provision and to seek injunctive relief to prevent its breach or continued breach.

24.6 Waiver of Redemption. TENANT waives any right of redemption arising as a result of LANDLORD’s exercise of its remedies under this Article 24.

ARTICLE 25: VEHICLE PARKING

During the term of the LEASE and subject to the Rules and Regulations set forth in Exhibit C, TENANT shall be entitled to use the number of unassigned, unreserved and nondesignated Parking Spaces specified in Section 1.1(i) on those portions of the common areas designated from time to time by LANDLORD for parking. TENANT shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called “Permitted Size Vehicles.” Vehicles other than Permitted Size Vehicles shall be parked and loaded or unloaded as directed by LANDLORD in such rules and regulations as may be issued by LANDLORD from time to time. TENANT shall not permit or allow any vehicles that belong to or are controlled by TENANT or TENANT’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by LANDLORD for such activities. If TENANT permits or allows any of the prohibited activities described in this Article 25 or in the Rules and Regulations set forth in Exhibit “C,” then LANDLORD shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to TENANT, which cost shall be immediately payable upon demand by LANDLORD.

ARTICLE 26: MISCELLANEOUS

26.1 No Offer. This LEASE is submitted to TENANT on the understanding that it will not be considered an offer and will not bind LANDLORD in any way until TENANT has duly executed and delivered duplicate originals to LANDLORD and LANDLORD has executed and delivered one of such originals to TENANT.

26.2 Joint and Several Liability. If TENANT is composed of more than one signatory to this LEASE, each signatory will be jointly and severally liable with each other signatory for payment and performance according to this LEASE. The act of, written notice to, written notice from, refund to, or signature of any signatory to this LEASE (including without limitation modifications of this LEASE made by fewer than all such signatories) will bind every other signatory as though every other signatory had so acted, or received or given the written notice or refund, or signed.

26.3 No Construction Against Drafting Party. LANDLORD and TENANT acknowledge that each of them and their counsel, if desired, have had ample opportunity to review this LEASE and have used that opportunity to so review this LEASE. Therefore, this LEASE shall not be construed against LANDLORD merely because LANDLORD has prepared it.

26.4 Time of the Essence. Time is of the essence of each and every provision of this LEASE.

26.5 Additional Rent. Any and all amounts that this LEASE requires TENANT to pay in addition to monthly Base Rent, regardless of the reason for such payment, including without limitation CAM Charges, late charges, interest, attorney’s fees, legal and other costs resulting from any default by TENANT, and bank charges for dishonored checks issued by TENANT, shall be deemed “additional rent.” References to rent throughout this LEASE shall be to monthly Base Rent and to any additional rent.

26.6 No Waiver. The waiver by LANDLORD of any agreement, condition, or provision contained in this LEASE will not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition, or provision contained in this LEASE, nor will any custom or practice that may grow up between the parties in the administration of the terms of this LEASE be construed to waive or to lessen the right of LANDLORD to insist upon the performance by TENANT in strict accordance with the terms of this LEASE. The subsequent acceptance of monthly Base Rent, or of any other sum, by LANDLORD will not be deemed to be a waiver of any preceding breach by TENANT of any agreement, condition, or provision of this LEASE, other than the failure of TENANT to pay the particular rent so accepted, regardless of LANDLORD’s knowledge of such preceding breach at the time of acceptance of such rent. No receipt or acceptance by LANDLORD of any partial or lesser payment than the monthly Base Rent or other sum(s) then due and payable under the LEASE shall be considered to be other than a partial payment of the earliest amount then due to LANDLORD under the LEASE, and no limitation on endorsement, notation regarding conditional tender, or other statement on the check (or any letter tendered with or attachment to any such payment) representing any payment from TENANT to LANDLORD shall be operative as or deemed to be effective as an accord and satisfaction or other discharge of any TENANT obligation other than as provided herein. LANDLORD may accept partial payments from TENANT without prejudice to LANDLORD’s right to recover all other sums due from TENANT, and without prejudice to any right of LANDLORD to immediately pursue all rights and remedies against TENANT for any default, breach or event of default which has not been fully and cured by such payment. LANDLORD’s acceptance of partial payment of rent does not constitute a waiver of any rights, including without limitation any right LANDLORD may have to recover possession of the Premises.

26.7 Limitation on Recourse. TENANT specifically agrees to look solely to LANDLORD’s interest in the project for the recovery of any judgments from LANDLORD. It is agreed that LANDLORD (and its members, shareholders, venturers, and partners, and their members, shareholders, venturers, and partners and all of their officers, directors, and employees) will not be personally liable for any such judgments. The provisions contained in the preceding sentences are not intended to and will not limit any right that TENANT might otherwise have to obtain injunctive relief against LANDLORD.

26.8 Estoppel Certificates. At any time and from time to time but within 10 days after prior written request by LANDLORD, TENANT will execute, acknowledge, and deliver to LANDLORD, promptly upon request, a certificate certifying (a) that this LEASE is unmodified and in full force and effect or, if there have been modifications, that this LEASE is in full force and effect, as modified, and stating the date and nature of each modification; (b) the date, if any, to which rent and other sums payable under this LEASE have been paid; (c) that no written notice of any default has been delivered to LANDLORD which default has not been cured, except as to defaults specified in said certificate; (d) that there is no event of default under this LEASE or an event which, with notice or the passage of time, or both, would result in an event of default under this LEASE, except for defaults specified in said certificate; and (e) such other matters as may be reasonably requested by LANDLORD. Any such certificate may be relied upon by any prospective purchaser or existing or prospective mortgagee or beneficiary under any deed of trust of the building or any part of the project. TENANT’s failure to deliver such a certificate within such time will be conclusive evidence of the matters set forth in it.

26.9 Waiver of Jury Trial; Limitation of Actions. LANDLORD and TENANT by this Section 26.9 waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties to this LEASE against the other on any matters whatsoever arising out of or in any way connected with this LEASE, the relationship of LANDLORD and TENANT, TENANT’s use or occupancy of the Leased Premises, or any other claims (except claims for personal injury or property damage), and any emergency statutory or any other statutory remedy. Any claim, demand, right, or defense by TENANT that arises out of this LEASE or the negotiations that preceded this LEASE shall be barred unless TENANT commences an action thereon, or interposes a defense by reason thereof, within six (6) months after the date of the inaction, omission, event, or action that gave rise to such claim, demand, right, or defense. TENANT acknowledges and understands, after having consulted with its legal counsel, that the purpose of the immediately foregoing provision is to shorten the period within which TENANT would otherwise have to raise such claims, demands, rights, or defenses under Applicable Requirements.

26.10 No Merger. The voluntary or other surrender of this LEASE by TENANT or the cancellation of this LEASE by mutual agreement of TENANT and LANDLORD or the termination of this LEASE on account of TENANT’s default will not work a merger, and will, at LANDLORD’s option, (a) terminate all or any subleases and subtenancies or (b) operate as an assignment to LANDLORD of all or any subleases or subtenancies. LANDLORD’s option under this Section 26.10 will be exercised by written notice to TENANT and all known sublessees or subtenants in the Leased Premises or any part of the Leased Premises.

26.11 Holding Over. TENANT will have no right to remain in possession of all or any part of the Leased Premises after the expiration of the term. If TENANT remains in possession of all or any part of the Leased Premises after the expiration of the term, with the express or implied consent of LANDLORD: (a) such tenancy will be deemed to be a periodic tenancy from month-to-month only; (b) such tenancy will not constitute a renewal or extension of this LEASE for any further term; and (c) such tenancy may be terminated by LANDLORD upon the earlier of 30 days’ prior written notice or the earliest date permitted by law. The parties recognize and agree that the damage to LANDLORD resulting from any failure by TENANT to timely surrender possession of the Leased Premises will be substantial, will exceed the amount of the monthly installments of the rent payable hereunder, and will be impossible to measure accurately. TENANT therefore agrees that if possession of the Leased Premises is not surrendered to LANDLORD upon the Expiration Date or sooner termination of the LEASE, in addition to any other rights or remedies LANDLORD may have hereunder or at law, TENANT shall pay to LANDLORD, as liquidated damages, for each month and for each portion of any month during which TENANT holds over in the Leased Premises after the Expiration Date or sooner termination of this LEASE, a sum equal to two (2) times the aggregate of that portion of the Monthly Base Rent and additional rent that was payable under this LEASE during the last month of the term. Nothing herein contained shall be deemed to permit TENANT to retain possession of all or any part of the Leased Premises after the Expiration Date or sooner termination of the LEASE. The provisions of this Section 26.11 shall survive the Expiration Date or sooner termination of this LEASE.

26.12 Notices.

(a) Notice Requirements. All notices required or permitted by this LEASE shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission during normal business hours, and shall be deemed sufficiently given if served in a manner specified in this Section 26.12(a). The addresses noted in Section 1.1 of Tenant Specific Terms of this LEASE shall be that party’s address for delivery or mailing of notice purposes. If a party’s fax number is specified at Section 1.1 of Tenant Specific Terms, until the party specifying the fax number has delivered to the other party a written notice (delivered as provided herein) of such party’s new fax number, the use of such party’s last designated fax number shall be deemed sufficient for purposes of this provision. Either party may by written notice to the other specify a different address for notice purposes, except that upon TENANT’s taking possession of the Leased Premises, the Leased Premises shall constitute TENANT’s address for the purpose of mailing or delivering notices to TENANT. A copy of all notices required or permitted to be given to LANDLORD hereunder shall be concurrently transmitted to such party or parties at such addresses as LANDLORD may from time to time hereafter designate by written notice to TENANT.

(b) Effective Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail, the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone or facsimile confirmation of receipt of the transmission thereof, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day.

26.13 Severability. If any provision of this LEASE proves to be illegal, invalid, or unenforceable, the remainder of this LEASE will not be affected by such finding, and in lieu of each provision of this LEASE that is illegal, invalid, or unenforceable a provision will be added as a part of this LEASE as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

26.14 Written Amendment Required. No amendment, alteration, modification of, or addition to the LEASE will be valid or binding unless expressed in writing and signed by LANDLORD and TENANT. TENANT agrees to make any modifications of the terms and provisions of this LEASE required or requested by any lending institution providing financing for the building, or project, as the case may be, provided that no such modifications will materially adversely affect TENANT’s rights and obligations under this LEASE.

26.15 Entire Agreement. This LEASE, the exhibits and addenda, if any, contain the entire agreement between LANDLORD and TENANT. No promises or representations, except as contained in this LEASE, have been made to TENANT respecting the condition or the manner of operating the Leased Premises, the building, or the project.

26.16 Captions. The captions of the various articles and sections of this LEASE are for convenience only and do not necessarily define, limit, describe, or construe the contents of such articles or sections.

26.17 Notice of Landlord’s Default. In the event of any alleged default in the obligation of LANDLORD under this LEASE, TENANT will deliver to LANDLORD written notice listing the reasons for LANDLORD’s default and LANDLORD will have 30 days following receipt of such notice to cure such alleged default or, in the event the alleged default cannot reasonably be cured within a 30-day period, to commence action and proceed diligently to cure such alleged default. A copy of such notice to LANDLORD will be sent to any holder of a mortgage or other encumbrance on the building or project of which TENANT has been notified in writing, and any such holder will also have the same time periods to cure such alleged default.

26.18 Authority. TENANT and the party executing this LEASE on behalf of TENANT represent to LANDLORD that such party is authorized to do so by requisite action of the board of directors or partners, as the case may be, and agree upon request to deliver to LANDLORD a resolution or similar document to that effect.

26.19 Brokers. LANDLORD and TENANT respectively represent and warrant to each other that neither of them has consulted or negotiated with any broker or finder with regard to the Leased Premises except the brokers named in Tenant Specific Terms, if any. Each of them will indemnify the other against and hold the other harmless from any claims for fees or commissions from anyone with whom either of them has consulted or negotiated with regard to the Leased Premises except the brokers so specified. LANDLORD will pay any fees or commissions due such brokers.

26.20 Governing Law. This LEASE will be governed by and construed pursuant to the laws of the state in which the project is located.

26.21 Interest on Past-Due Obligations. Any amount due to LANDLORD not paid when due shall bear interest at the maximum rate then allowable by law from the date due. Payment of such interest shall not excuse or cure any default by TENANT under this LEASE; provided, however that interest shall not be payable on late charges incurred by TENANT nor on any amounts upon which late charges are paid by TENANT.

26.22 No Easements for Air or Light. Any diminution or shutting off of light, air, or view by any structure that may be erected on lands adjacent to the building will in no way affect this LEASE or impose any liability on LANDLORD.

26.23 Tax Credits. LANDLORD is entitled to claim all tax credits and depreciation attributable to leasehold improvements in the Leased Premises. Promptly after LANDLORD’s demand, LANDLORD and TENANT will prepare a detailed list of the leasehold improvements and fixtures and their respective costs for which LANDLORD or TENANT has paid. LANDLORD will be entitled to all credits and depreciation for those items for which LANDLORD has paid by means of any TENANT finish allowance or otherwise. TENANT will be entitled to any tax credits and depreciation for all items for which TENANT has paid with funds not provided by LANDLORD.

26.24 Relocation of the Premises. LANDLORD shall have the right to relocate the Leased Premises to other premises (the “Relocated Premises”) in another part of the building or project in which the Leased Premises are located, in accordance with the following:

(a) The Relocated Premises shall contain substantially the same area as, or greater area than, the original Leased Premises described in this LEASE, and if relocation occurs after the Commencement Date herein, LANDLORD shall, at LANDLORD’s expense, use its best reasonable efforts to place the Replacement Premises in substantially the same condition with improvements substantially similar to those which existed in the original Leased Premises at the time of the relocation.

(b) LANDLORD shall give TENANT at least thirty (30) days written notice of LANDLORD’s intention to relocate the Leased Premises.

(c) If reasonably practicable and mutually convenient, the physical relocation of the Leased Premises shall take place on a weekend and shall be completed before the next business day. If the physical relocation has not been completed in that time through no fault of TENANT, monthly rent shall abate in full during such time as the physical relocation thereafter prevents TENANT from conducting business prior to the completion of such relocation. Upon substantial completion of such relocation, the Relocation Leased Premises shall become the “Leased Premises” for all purposes of Article 1 and this LEASE.

(d) All reasonable costs incurred by TENANT as a direct result of the relocation shall be paid or reimbursed by LANDLORD.

(e) If the Relocation Premises are smaller than the Leased Premises as they existed before relocation, monthly rent shall be reduced proportionately.

(f) The parties hereto shall immediately execute an amendment to this LEASE setting forth the relocation of the Leased Premises and the adjustment of monthly rent and other sums due under this LEASE, if any.

(g) This Section 26.24 sets forth TENANT’s sole rights and remedies upon the occurrence of any such relocation.

26.25 Proration Computation. For purpose of prorating payments under this LEASE, all months shall be deemed to consist of 30 days.

26.26 Consents. Except as otherwise provided herein, wherever in this LEASE the consent of a party is required to an act by or for the other party, such consent shall not be unreasonably withheld or delayed. LANDLORD’s actual reasonable costs and expenses (including, but not limited to, architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by TENANT for any LANDLORD consent pertaining to this LEASE or the Leased Premises, including, but not limited to, consents to an assignment a subletting or the presence or use of a Hazardous Substance, shall be paid by TENANT to LANDLORD upon receipt of an invoice and supporting documentation therefor. In addition to the deposit described in Article 21, LANDLORD may, as a condition to considering any such request by TENANT, require that TENANT deposit with LANDLORD an amount of money (in addition to the Security Deposit held under Article 21) reasonably calculated by LANDLORD to represent the cost LANDLORD will incur in considering and responding to TENANT’s request. Any unused portion of said deposit shall be refunded to TENANT without interest. LANDLORD’s consent to any act, assignment of this LEASE or subletting of all or any portion of the Leased Premises by TENANT, or any permitted successor to TENANT, shall not constitute an acknowledgment that no default or breach by TENANT of this LEASE exists, nor shall such consent be deemed a waiver of any then existing default or breach, except as may be otherwise specifically stated in writing by LANDLORD at the time of such consent. All conditions to LANDLORD’s consent authorized by this Lease are acknowledged by TENANT as being reasonable. The failure to specify herein any particular condition to LANDLORD’s consent shall not preclude the impositions by LANDLORD at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

26.27 Force Majeure. If either party shall be delayed or prevented from the performance of any act required under this LEASE by reason of acts of God, acts of a public enemy, riots, insurrection, strikes, lockouts, labor troubles, inability to procure materials, governmental regulations of the sales of necessary materials or supplies or the transportation of them, or any other cause beyond the control of the party obligated, performance of such act shall be excused for the period of the delay and the period for performance of such act shall be extended for a period equivalent to the period of the delay; provided, however, that nothing in this section shall excuse TENANT from the prompt payment of any rent or other charge or liability required of TENANT except as may be expressly provided elsewhere in this LEASE.

26.28 Binding Effect. The covenants, conditions, and agreements contained in this LEASE will bind and inure to the benefit of LANDLORD and TENANT and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this LEASE, their assigns.

26.29 Anti-Terrorism Representations. Tenant is not, and shall not during the term of the LEASE become, a person or entity with whom Landlord is restricted from doing business with under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (commonly known as the “USA Patriot Act”) and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, “Anti-Terrorism Laws”), including without limitation persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List (collectively “Prohibited Persons”).

To the best of its knowledge, Tenant is not currently engaged in any transactions or dealings, or otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the demised premises. Tenant will not in the future during the term of the Agreement engage in any transactions or dealings, or be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the demised premises.

Breach of these representations constitutes a material breach of the Lease and shall entitle Landlord to any and all remedies available thereunder, or at law or in equity.

26.30 No Offer or Reservation. PREPARATION OF THIS LEASE BY LANDLORD OR LANDLORD’S AGENT OR REPRESENTATIVE AND SUBMISSION OF SAME TO TENANT FOR EXAMINATION OR EXECUTION BY TENANT SHALL NOT BE DEEMED AN OPTION OR OFFER TO LEASE THE PREMISES UPON THE TERMS AND CONDITIONS CONTAINED HEREIN OR A RESERVATION OF THE PREMISES IN FAVOR OF TENANT. THIS LEASE SHALL BECOME BINDING UPON LANDLORD AND TENANT ONLY WHEN FULLY EXECUTED BY LANDLORD AND TENANT AND DELIVERED BY LANDLORD TO TENANT. LANDLORD RESERVES THE RIGHT TO CONTINUE THE MARKETING OF THE PREMISES FOR LEASE TO OTHER TENANTS AND TO ENTER INTO LEASES OF THE PREMISES WITH OTHER PROSPECTIVE TENANTS AT ANY TIME PRIOR TO THE EXECUTION AND DELIVER OF THIS LEASE BY LANDLORD TO TENANT.

26.31 ERISA. TENANT hereby represents and warrants to LANDLORD that (i) TENANT is not a “party in interest” (within the meaning of Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended) or a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended) with respect to any retirement or pension plan of The Prudential Insurance Company of America, and (ii) no portion of or interest in the Lease will be treated as a “plan asset” within the meaning of Regulation 29 CFR Section 2510.3-101 issued by the Department of Labor.

26.32 Energy Use. Landlord shall have the right to require Tenant to provide Landlord with copies of bills from electricity, natural gas or similar energy providers (collectively, “Energy Providers”) Tenant receives from Energy Providers relating to Tenant’s energy use at the Premises (“Energy Bills”) within ten (10) days after Landlord’s written request. In addition, Tenant hereby authorizes Landlord to obtain copies of the Energy Bills directly from the Energy Provider(s), and Tenant hereby authorizes each Energy Provider to provide Energy Bills and related usage information directly to Landlord without Tenant’s consent. From time to time within ten (10) days after Landlord’s request, Tenant shall execute and deliver to Landlord an agreement provided by Landlord authorizing the Energy Provider(s) to provide to Landlord Energy Bills and other information relating to Tenant’s energy usage at the Premises.

26.33 Counterparts and Electronic Signatures. This Lease may be executed in multiple counterparts by the parties hereto. All counterparts so executed shall constitute one agreement binding upon all parties, notwithstanding that all parties are not signatories to the original or the same counterpart. Each counterpart shall be deemed an original to this Lease, all of which shall constitute one agreement to be valid as of the date of this Lease. Documents executed, scanned and transmitted electronically and/or using or bearing electronic signatures shall be deemed original signatures for purposes of this Lease and all matters related thereto, with such scanned and electronic signatures having the same legal effect as original signatures. This Lease and any other document necessary for the consummation of the transaction contemplated by this Lease may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act (“E-Sign Act”), Title 15, United States Code, Sections 7001 et seq., the California Uniform Electronic Transaction Act (“UETA”) and any other applicable rule, regulation, statute or ordinance of the State of California. Any document accepted, executed or agreed to in conformity with such laws will be binding on each party as if it were physically executed.

26.34 LANDLORD AND TENANT HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES.

(THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereby execute this Lease as of the date first written above.

LANDLORD

Laguna Cabot Road Business Park, LP

By:	Davis Property Management, Inc.,
a California corporation,

Its:	Authorized Signer

	By:	/s/ Daniel Karcher
	Its:	Co-President

TENANT*
Sonendo, Inc., a Delaware corporation

By:	/s/ Bjarne Bergheim
Bjarne Bergheim

Its:	CEO

By:	/s/ Michael Watts
Michael Watts

Its:	CFO

*

If Tenant is a corporation, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event the bylaws or a certified copy of the resolution, as the case July be, must be attached to this Lease.

Exhibit B

Addendum to Standard Business Park Lease - Multi Tenant (the “Lease”)

dated July 15, 2020 2019 Between

Laguna Cabot Road Business Park, LP (“Landlord”) and

Sonendo, Inc., a Delaware corporation (“Tenant”)

It is hereby agreed by Landlord and Tenant that the provisions of this Addendum are a part of the Lease. If there is a conflict between the terms and conditions of this Addendum and the terms and conditions of the Lease, the terms and conditions of this Addendum shall control. Capitalized terms in this Addendum shall have the same meaning as capitalized terms in the Lease, and, if a Work Letter Agreement is attached to this Lease, as those terms have been defined in the Work Letter Agreement.

1.	Occupancy. Landlord and Tenant acknowledge that Tenant presently occupies the Premises, and this new Lease is in lieu of a renewal Amendment.

2.	Assignment and Subletting. Article 8 of the Lease shall be amended as follows:

(i)

A Section 8.1(f) shall be added, as follows: 8.1(f) Notwithstanding anything to the contrary contained in this Article 8, neither (i) an assignment to an entity which acquires all or substantially all of the stock or assets of Tenant, (ii) an assignment of the Premises to a transferee which is the resulting entity of a merger or consolidation of Tenant with another entity, nor (iii) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), nor (iv), an assignment or subletting of all or a portion of the Premises to Fjord Ventures, LLC, a Delaware limited liability company, or any company owned within the Fjord Ventures, LLC profile), shall be deemed a Transfer under this Article 8, provided that Tenant notifies Landlord of any such assignment or sublease not less than ten (10) days prior to the consummation of such assignment or subletting (unless such disclosure is not possible due to confidentiality or legal requirements, and in such case within ten (10) days of such assignment or sublease) and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such affiliate, and further provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. “Control,” as used in this Section 8.1(f), shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

(ii)	Section 8.2 (g) shall be stricken in its entirety.

(iii)	Section 8.2 (h) shall be stricken in its entirety.

3.

Option to Extend For One Period. Landlord hereby grants to Tenant the option to extend the term of the Lease for One (1) Three (3)-year period (the “Extension Option”) commencing when the initial lease term expires upon each and all of the following terms and conditions:

(a) Tenant shall give to Landlord on a date which is prior to the date that the option period would commence (if exercised) by at least one hundred eighty (180) days and not more than two hundred seventy (270) days, a written notice of the exercise of the option to extend the Lease for said additional term, time being of the essence. If said notification of the exercise of said option is not so given and received, this option shall automatically expire.

(b) All of the terms and conditions of the Lease except where specifically modified by this section shall apply.

(c) The Base Rent payable during the option term shall be the Market Rate on the date the option term commences.

(d) The term “Market Rate” shall mean the annual amount per rentable square foot that a willing, comparable renewal tenant would pay and a willing, comparable landlord of a similar business park would accept at arm’s length for similar space, giving appropriate consideration to the following matters: (i) annual rental rates per rentable square foot; (ii) the type of escalation clauses (including, but without limitation, operating expense, real estate taxes, and CPI) and the extent of liability under the escalation clauses (i.e., whether determined on a “net lease” basis or by increases over a particular base year or base dollar amount); (iii) rent abatement provisions reflecting free rent and/or no rent during the lease term; (iv) length of lease term; (v) size and location of premises being leased; and (vi) all other generally applicable terms and conditions of tenancy for similar space; provided, however, Tenant shall not be entitled to any tenant improvement or refurbishment allowance. The Market Rate may also designate periodic rental increases, a new Base Year and similar economic adjustments. The Market Rate shall be the Market Rate in effect as of the beginning of the option period, even though the determination may be made in advance of that date, and the parties may use recent trends in rental rates in determining the proper Market Rate as of the beginning of the option period.

(e) If Tenant exercises the Extension Option, Landlord shall determine the Market Rate by using its good faith judgment. Landlord shall provide Tenant with written notice of such amount within fifteen (15) days after Tenant exercises its Extension Option. Tenant shall have fifteen (15) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the new rental within which to accept such rental. In the event Tenant fails to accept in writing such rental proposal by Landlord, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt to agree upon such Market Rate, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant’s Review Period (“Outside Agreement Date”), then each party shall place in a separate sealed envelope their final proposal as to the Market Rate, and such determination shall be submitted to arbitration in accordance with subsections (i) through (v) below. In the event that Landlord fails to timely generate the initial notice of Landlord’s opinion of the Market Rate, then Tenant may commence such negotiations by providing the initial notice, in which event Landlord shall have fifteen (15) days (“Landlord’s Review Period”) after receipt of Tenant’s notice of the new rental within which to accept such rental. In the event Landlord fails to accept in writing such rental proposed by Tenant, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt in good faith to agree upon such Market Rate, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Landlord’s Review Period (which shall be, in such event, the “Outside Agreement Date” in lieu of the above definition of such date), then each party shall place in a separate sealed envelope their final proposal as to Market Rate, and such determination shall be submitted to arbitration in accordance with subsections (i) through (v) below.

ARBITRATION OF DISPUTES

(i) LANDLORD AND TENANT SHALL MEET WITH EACH OTHER WITHIN FIVE (5) BUSINESS DAYS AFTER THE OUTSIDE AGREEMENT DATE AND EXCHANGE THEIR SEALED ENVELOPES AND THEN OPEN SUCH ENVELOPES IN EACH OTHER’S PRESENCE. IF LANDLORD AND TENANT DO NOT MUTUALLY AGREE UPON THE MARKET RATE WITHIN ONE (1) BUSINESS DAY OF THE EXCHANGE AND OPENING OF ENVELOPES, THEN, WITHIN TEN (10) BUSINESS DAYS OF THE EXCHANGE AND OPENING OF ENVELOPES, LANDLORD AND TENANT SHALL AGREE UPON AND JOINTLY APPOINT A SINGLE ARBITRATOR WHO SHALL BY PROFESSION BE A REAL ESTATE BROKER OR AGENT WHO SHALL HAVE BEEN ACTIVE OVER THE FIVE (5) YEAR PERIOD ENDING ON THE DATE OF SUCH APPOINTMENT IN THE LEASING OF COMMERCIAL INDUSTRIAL BUILDINGS SIMILAR TO THE PREMISES IN THE GEOGRAPHICAL AREA OF THE PREMISES. NEITHER LANDLORD NOR TENANT SHALL CONSULT WITH SUCH BROKER OR AGENT AS TO HIS OR HER OPINION AS TO THE MARKET RATE PRIOR TO THE APPOINTMENT. THE DETERMINATION OF THE ARBITRATOR SHALL BE LIMITED SOLELY TO THE ISSUE OF WHETHER LANDLORD’S OR TENANT’S SUBMITTED MARKET RATE FOR THE PREMISES IS THE CLOSEST TO THE ACTUAL MARKET RATE FOR THE PREMISES AS DETERMINED BY THE ARBITRATOR, TAKING INTO ACCOUNT THE REQUIREMENTS FOR DETERMINING MARKET RATE SET FORTH HEREIN. SUCH ARBITRATOR MAY HOLD SUCH HEARINGS AND REQUIRE SUCH BRIEFS AS THE ARBITRATOR, IN HIS OR HER SOLE DISCRETION, DETERMINES IS NECESSARY. IN ADDITION, LANDLORD OR TENANT MAY SUBMIT TO THE ARBITRATOR WITH A COPY TO THE OTHER PARTY WITHIN FIVE (5) BUSINESS DAYS AFTER THE APPOINTMENT OF THE ARBITRATOR ANY MARKET DATA AND ADDITIONAL INFORMATION SUCH PARTY DEEMS RELEVANT TO THE DETERMINATION OF THE MARKET RATE (“RR DATA”), AND THE OTHER PARTY MAY SUBMIT A REPLY IN WRITING WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF SUCH RR DATA.

(ii) THE ARBITRATOR SHALL, WITHIN THIRTY (30) DAYS OF HIS OR HER APPOINTMENT, REACH A DECISION AS TO WHETHER THE PARTIES SHALL USE LANDLORD’S OR TENANT’S SUBMITTED MARKET RATE AND SHALL NOTIFY LANDLORD AND TENANT OF SUCH DETERMINATION.

(iii) THE DECISION OF THE ARBITRATOR SHALL BE FINAL AND BINDING UPON LANDLORD AND TENANT.

(iv) IF LANDLORD AND TENANT FAIL TO AGREE UPON AND APPOINT AN ARBITRATOR, THEN THE APPOINTMENT OF THE ARBITRATOR SHALL BE MADE BY THE PRESIDING JUDGE OF THE ORANGE COUNTY SUPERIOR COURT, OR, IF HE OR SHE REFUSES TO ACT, BY ANY JUDGE HAVING JURISDICTION OVER THE PARTIES.

(v) THE COST OF THE ARBITRATION SHALL BE PAID BY LANDLORD AND TENANT EQUALLY.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION TO NEUTRAL ARBITRATION.

/s/ DK	/s/ BB /s/ MW
(Landlord initials)	(Tenant initials)

4. Holding Over. Section 26.11 of the Lease shall be amended to read as follows: 26.11 Holding Over. TENANT will have no right to remain in possession of all or any part of the Leased Premises after the expiration of the term. If TENANT remains in possession of all or any part of the Leased Premises after the expiration of the term without the express or implied consent of LANDLORD: (a) such tenancy will be deemed to be a tenancy at sufferance only; and (b) such tenancy will not constitute a renewal or extension of this LEASE for any further term. The parties recognize and agree that the damage to LANDLORD resulting from any failure by TENANT to timely surrender possession of the Leased Premises will be substantial, will exceed the amount of the monthly installments of the rent payable hereunder, and will be impossible to measure accurately. TENANT therefore agrees that if possession of the Leased Premises is not surrendered to LANDLORD upon the Expiration Date or sooner termination of the LEASE, in addition to any other rights or remedies LANDLORD may have hereunder or at law, TENANT shall pay to LANDLORD, as liquidated damages, for each portion of any month during which TENANT holds over in the Leased Premises after the Expiration Date or sooner termination of this LEASE, a sum equal to two (2) times the aggregate of that portion of the Monthly Base Rent and additional rent that was payable under this LEASE during the last month of the term. Nothing herein contained shall be deemed to permit TENANT to retain possession of all or any part of the Leased Premises after the Expiration Date or sooner termination of the LEASE. The provisions of this Section 26.11 shall survive the Expiration Date or sooner termination of this LEASE.

[SIGNATURES ON PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have respectively executed this Addendum.

LANDLORD
Laguna Cabot Road Business Park, LP

By: Davis Property Management, Inc.,
a California corporation,

Its:	Authorized Signer
By:	/s/ Daniel Karcher
Its:	Co-President

TENANT*

Sonendo, Inc., a Delaware corporation

By:	/s/ Bjarne Bergheim
Bjarne Bergheim

Its:	CEO

By:	/s/ Michael Watts
Michael Watts

Its:	CFO